UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016 (January 10, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Form 8-K regarding the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03                                           Bankruptcy or Receivership.

On January 11, 2016, Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization (collectively, the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”), for which joint administration has been sought (the “Chapter 11 Cases”), under the caption In re Arch Coal, Inc., et al. Case No. 16-40120 (lead case). Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

In connection with the filing of the Bankruptcy Petitions, Arch entered into a Restructuring Support Agreement, dated as of January 10, 2016 (the “Restructuring Support Agreement”), among Arch, on behalf of itself and the Filing Subsidiaries, and certain holders of first lien term loans under Arch’s Existing Credit Agreement (as defined below) (the “Supporting First Lien Creditors”), providing that the Supporting First Lien Creditors will support a restructuring of the Debtors, subject to the terms and conditions of the Restructuring Support Agreement, which include that, on the effective date of the plan of reorganization contemplated therein:

•                  existing common stock of Arch would be extinguished, and existing equity holders would not receive consideration in respect of their equity interests;

•                  claims against the Debtors arising under the DIP Financing (as defined below) would be paid in full in cash or receive such other treatment as may be consented to by the holders of such claims;

•                  claims against the Debtors of holders of first lien term loans would be exchanged for (a) a combination of cash and $326.5 million (principal amount) of new first lien debt that would be issued by the reorganized Company and (b) 100% of the common stock of the reorganized Company outstanding on the effective date of the plan, subject to dilution on account of a proposed new management incentive plan and the distribution to unsecured creditors of any new common stock and warrants (as described below);

•                  first lien term loan deficiency claims (subject to certain exceptions) as well as second lien notes, unsecured notes and general unsecured claims against the Debtors would be exchanged for either (1) common stock in the reorganized Company and warrants or (2) the value of the unencumbered assets of the Company, if any, after giving effect to certain other payments and claims;

•                  either the Company’s existing accounts receivable securitization facility would be reinstated or a new letter of credit facility would be entered into by the Company, in either case on terms acceptable to Supporting First Lien Creditors holding more than 66 2/3% of the aggregate amount of the first lien term loans held by Supporting First Lien Creditors; and

•                  the board of directors of the reorganized Company would consist of seven directors, including the Company’s Chief Executive Officers and six directors selected by certain of the Company’s first-lien term lenders in consultation with the Company’s Chief Executive Officer.

The Restructuring Support Agreement was entered into by holders of over 50% of Arch’s first lien term loans and is expected to reduce Arch’s long-term debt by more than $4.5 billion. The terms of the Restructuring Support Agreement are subject to definitive documentation and approval by the Court, among other conditions.  Accordingly, no assurance can be given that the transactions described herein will be consummated.

The description of the Restructuring Support Agreement is subject to the terms thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Arch expects its mining operations and customer shipments to continue uninterrupted throughout the reorganization process. Arch believes it has sufficient liquidity to continue its normal mining activities and to meet its obligations in the ordinary course.  Arch had more than $600 million in cash and short term investments as of January 11, 2016. Arch expects to receive $275 million in debtor-in-possession financing from certain of the Supporting First Lien Creditors (or their affiliates) on terms and conditions set forth in the DIP term sheet and DIP credit agreement filed with the Court and contemplated by the Restructuring Support Agreement (the “DIP Financing”). In addition, Arch expects that its securitization financing providers will continue the Company’s $200 million trade accounts receivable securitization facility, subject to customary conditions, which supports Arch’s letters of credit program (the “Securitization Facility”). Upon approval by the Court and satisfaction of customary conditions, the DIP Financing and the postpetition Securitization Facility, along with the Company’s existing liquidity and cash generated from ongoing operations, will be used to support the business during the restructuring process.

Additional information is available on Arch’s website at www.archcoal.com or by calling Arch’s Restructuring Hotline, toll-free in the U.S., at 1-844-242-7478.  (For calls originating outside the U.S., please dial 1-929-477-8086).  In addition, court filings and other documents related to the Chapter 11 Cases are available on a separate website administered by Arch’s claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/archcoal.

On January 11, 2016, Arch issued a news release announcing the filing of the Bankruptcy Petitions. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constitutes an event of default that (other than with respect to the receivables securitization facility mentioned below) accelerated Arch’s obligations under the documents governing each of Arch’s 7.00% senior notes due 2019, 9.875% senior notes due 2019, 8.00% senior secured second lien notes due 2019, 7.25% senior notes due 2020, 7.25% senior notes due 2021, senior secured first lien term loan due 2018 (the “Existing Credit Agreement”), and $200.0 million receivables securitization facility (collectively, the “Debt Instruments”).

The Debt Instruments provide that as a result of the filing of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable.  Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, the Company’s Board of Directors determined that Mr. John T. Drexler would, in addition to his role as Senior Vice President and Chief Financial Officer, also serve as Arch’s principal accounting officer, replacing Mr. John W. Lorson who had previously served in that capacity. Such change would have effect beginning December 31, 2015. Mr. Lorson will continue to serve in a senior accounting role and has assumed other leadership responsibilities at Arch. For more information regarding Mr. Drexler’s biography and employment history, please see Item 1 of Arch’s Annual Report on Form 10-K filed on February 27, 2015.

Item 7.01                                           Regulation FD Disclosure.

In connection with Arch’s discussions and negotiations with the Supporting First Lien Creditors, and certain holders of Arch’s notes, together with each of their respective legal and financial advisors, which, with respect to the Supporting First Lien Creditors, culminated in the entry into the Restructuring Support Agreement, Arch provided certain non-public information pursuant to confidentiality agreements with the Supporting First Lien Creditors, certain noteholders and their advisors (the “Disclosure Information”).  The Disclosure Information is included in Exhibit 99.2 hereto. Arch is making the disclosures herein in accordance with the terms of the confidentiality agreements and Regulation FD.

Any financial projections or forecasts included in the Disclosure Information (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present Arch’s financial condition in accordance with accounting principles generally accepted in the United States. Arch’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that Arch or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither Arch nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of Arch’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Report and the Exhibits hereto contain “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address Arch’s expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

For Arch, particular uncertainties arise from the risks and uncertainties relating to changes in the demand for Arch’s coal by the domestic electric generation industry; legislation and regulations relating to the Clean Air Act and other environmental initiatives; operational, geological, permit, labor and weather-related factors; fluctuations in the amount of cash Arch generates from operations; potential demands for additional collateral for self-bonding; future integration of acquired businesses; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature; the ability of Arch to continue as a going concern, to meet financial obligations during the Chapter 11 process and to maintain contracts that are critical to Arch’s operations; the Supporting First Lien Creditors’ ability to obtain Court approval of the Restructuring Support Agreement, the DIP Financing, the Securitization Facility and the plan of reorganization of Arch as proposed, including with respect to the plan of reorganization, the treatment of the claims of the senior noteholders, trade creditors and equity holders, among others; the ability of Arch and the Supporting First Lien Creditors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 process; the Court’s rulings in the Chapter 11 case and the outcome of the Chapter 11 process in general; the length of time the Supporting First Lien Creditors will operate under the Chapter 11 case; risks associated with third party motions in the Chapter 11 case, which may interfere with the Supporting First Lien Creditors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the effect of the Chapter 11 filings on Arch’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 process on Arch’s liquidity, results of operations, or business prospects, the ability to execute Arch’s business and restructuring plan; increased administrative and legal costs related to the Chapter 11 process and other litigation and the inherent risks involved in a bankruptcy process; the negotiation of the terms, conditions and other provisions of the DIP Financing and the Securitization Facility with the prospective lenders, the anticipated closing of the DIP Financing and the Securitization Facility, the need for Court orders approving it, and the sufficiency of the liquidity purported to be made available by the DIP Financing and the Securitization Facility; and the additional risks and uncertainties that are described in Arch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in other reports filed from time to time by Arch with the SEC.

These uncertainties may cause Arch’s actual future results to be materially different than those expressed in its forward-looking statements.  Arch does not undertake to update its forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of additional risks and uncertainties that may affect Arch’s future results, you should see the risk factors described from time to time in the reports Arch files with the Securities and Exchange Commission.

Arch cautions that the trading in its securities during the pendency of Chapter 11 proceedings is highly speculative and poses substantial risks. A plan of reorganization could result in Arch’s outstanding common stock being diluted or extinguished, and the holders of Arch’s common stock may not receive any distribution or other favorable treatment within the Chapter 11 proceedings or pursuant to any confirmed plan of reorganization based on any securities held. Accordingly, Arch’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any forward-looking statements made by Arch in this Report.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
10.1	Restructuring Support Agreement dated January 10, 2016.

99.1	Press release dated January 11, 2016.

99.2	Disclosure Information provided in connection with discussions with Supporting First Lien Creditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2016			Arch Coal, Inc.

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Restructuring Support Agreement dated January 10, 2016.

99.1	Press release dated January 11, 2016.

99.2	Disclosure Information provided in connection with discussions with Supporting First Lien Creditors.